Paymentus Reports Third Quarter 2025 Financial Results

Record revenue of $310.7 million, up 34.2% year-over-year

Adjusted EBITDA rose 45.9%, representing a record 36.5% adjusted EBITDA margin

CHARLOTTE, North Carolina, November 3, 2025 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended September 30, 2025.

“Paymentus continued to execute in the third quarter with double-digit year-over-year growth in revenue, contribution profit and adjusted EBITDA, of 34.2%, 22.8% and 45.9%, respectively, driven by strong new implementations and customer demand. Our exceptional bookings year-to-date, along with our considerable backlog, provide us great visibility for the remainder of 2025 and 2026,” said Dushyant Sharma, Founder and CEO.

Third Quarter 2025 Financial and Business Highlights

•
Revenue was $310.7 million, an increase of 34.2% year-over-year, largely driven by an increased number of billers and higher transactions.
•
Gross profit was $74.8 million, an increase of 23.4% year-over-year. Adjusted gross profit(1) was $81.1 million, up 22.5% year-over-year.
•
Contribution profit(1) was $98.3 million, a year-over-year increase of 22.8%.
•
Net income was $17.7 million compared to $14.4 million in the prior period, and diluted GAAP earnings per share was $0.14 compared to $0.11 in the prior period.
•
Non-GAAP net income(1,2) was $22.6 million compared to $14.7 million in the prior period, and diluted non-GAAP earnings per share(1,2) was $0.17 compared to $0.12 in the prior period.
•
Adjusted EBITDA(1) was $35.9 million, a 45.9% year-over year increase, representing a 36.5% adjusted EBITDA margin(1).
•
The Company processed 182.3 million transactions during the third quarter of 2025, up 17.4% from the third quarter of 2024.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

(2) Non-GAAP net income and Non-GAAP earnings per share reflect an assumed provision for income taxes based on our long term projected non-GAAP tax rate of 25%. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information regarding Non-GAAP net income and Non-GAAP earnings per share.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC on March 11, 2025.

	Fourth Quarter 2025	Fiscal-Year 2025
Revenue	$307 million to $312 million	$1,173 million to $1,178 million
Contribution Profit	$99 million to $101 million	$378 million to $380 million
Adjusted EBITDA	$34 million to $36 million	$132 million to $134 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the

GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss third quarter 2025 results and its outlook for the remainder of 2025. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-646-844-6383 (International), access code 472110. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 2,500 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding bookings and backlog, visibility for the balance of 2025, our ability to deliver near and longer-term growth and strategic objectives, outlook for 2025, future financial performance and our updated third quarter and full year 2025 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; the impact of evolving regulations and our ability to maintain regulatory compliance; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, and subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange, assessment and other network fees paid by us to our payment processors. Interchange, assessment and other network fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange, assessment and other network fees. We use contribution profit to measure the amount available to fund our operations after interchange, assessment and other network fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as the applicable GAAP measure, adjusted for (1) stock-based compensation, (2) amortization of acquisition-related intangibles, (3) certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items and (4) an assumed provision for income taxes based on our long-term projected non-GAAP tax rate. Our long-term projected non-GAAP tax rate is subject to change for a variety of reasons, including significant changes in our earnings, tax adjustments, and potential future changes to business operations. We will re-evaluate our long-term projected tax rate as appropriate.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
media-relations@paymentus.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$310,737	$231,571	$866,049	$613,868
Cost of revenue	235,888	170,906	653,699	441,727
Gross profit	74,849	60,665	212,350	172,141
Operating expenses
Research and development	15,219	13,187	45,551	37,773
Sales and marketing	25,478	26,451	81,139	76,456
General and administrative	14,291	8,939	34,188	27,245
Total operating expenses	54,988	48,577	160,878	141,474
Income from operations	19,861	12,088	51,472	30,667
Interest income, net	2,578	2,342	6,976	6,722
Other income	163	5	324	275
Income before income taxes	22,602	14,435	58,772	37,664
Provision for income taxes	(4,858)	(5)	(12,508)	(6,644)
Net income	$17,744	$14,430	$46,264	$31,020
Net income per share
Basic	$0.14	$0.12	$0.37	$0.25
Diluted	$0.14	$0.11	$0.36	$0.24
Weighted-average number of shares used to compute net income per share
Basic	125,341,855	124,538,195	125,159,766	124,251,147
Diluted	129,249,477	127,614,115	129,053,404	127,254,611

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$287,908	$205,900
Restricted cash and cash equivalents	3,566	3,511
Accounts and other receivables, net of allowance for expected credit losses of $274 and $257, respectively	104,885	119,816
Income tax receivable	4,754	3,356
Prepaid expenses and other assets	15,992	13,058
Total current assets	417,105	345,641
Property and equipment, net	948	1,157
Capitalized internal-use software development costs, net	69,964	67,375
Intangible assets, net	13,039	19,076
Goodwill	131,813	131,815
Operating lease right-of-use assets	6,849	7,801
Deferred tax asset	134	367
Prepaid expenses and other assets, less current portion	4,560	3,015
Total assets	$644,412	$576,247
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$63,937	$49,871
Accrued and other liabilities	25,693	26,462
Current portion of operating lease liabilities	2,248	2,090
Contract liabilities	3,797	2,937
Income tax payable	—	190
Total current liabilities	95,675	81,550
Deferred tax liability	2,806	—
Operating lease liabilities, less current portion	5,109	6,318
Contract liabilities, less current portion	2,644	2,783
Accrued and other liabilities, less current portion	776	—
Total liabilities	107,010	90,651
Stockholders’ equity
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of September 30, 2025 and December 31, 2024; 55,567,307 and 32,136,989 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5	3
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of September 30, 2025 and December 31, 2024; 69,855,069 and 92,699,294 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	7	9
Additional paid-in capital	395,755	389,904
Accumulated other comprehensive loss	(542)	(233)
Retained earnings	142,177	95,913
Total stockholders’ equity	537,402	485,596
Total liabilities and stockholders' equity	$644,412	$576,247

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$17,744	$14,430	$46,264	$31,020
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,267	9,321	31,491	26,827
Deferred income taxes	5,034	(1,510)	3,043	(1,333)
Stock-based compensation	5,159	2,687	12,929	7,990
Amortization of capitalized warrants cost	572	481	1,696	1,434
Non-cash lease expense	600	513	1,758	1,806
Amortization of capitalized contract acquisition cost	511	514	1,384	1,395
Provision for expected credit losses	224	(44)	53	114
Other non-cash adjustments	—	—	—	(213)
Change in operating assets and liabilities
Accounts and other receivables	(8,622)	(21,068)	14,807	(34,917)
Prepaid expenses and other assets	(8,499)	(4,498)	(7,513)	(4,579)
Accounts payable	11,419	6,399	13,934	14,349
Accrued and other liabilities	2,308	3,921	(113)	(197)
Operating lease liabilities	(636)	(488)	(1,861)	(1,656)
Contract liabilities	5	(830)	721	(1,883)
Income taxes receivable, net of payable	(1,010)	(3,091)	(1,597)	(4,436)
Net cash provided by operating activities	35,076	6,737	116,996	35,721
Cash flows from investing activities
Purchases of property and equipment	(103)	(72)	(279)	(376)
Purchases of interest-bearing deposits	(720)	(1,256)	(1,633)	(2,569)
Proceeds from matured interest-bearing deposits	—	1,376	1,547	2,566
Capitalized internal-use software development costs	(9,248)	(8,876)	(27,414)	(27,238)
Net cash used in investing activities	(10,071)	(8,828)	(27,779)	(27,617)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	6	19	97	156
Payments of taxes withheld on net settled vesting of restricted stock units	(3,411)	—	(7,175)	—
Settlement of holdback liability related to prior acquisitions	—	(39)	—	(545)
Net cash used in financing activities	(3,405)	(20)	(7,078)	(389)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(171)	16	(76)	(125)
Net increase in cash, cash equivalents and Restricted cash	21,429	(2,095)	82,063	7,590
Cash and cash equivalents and Restricted cash at the beginning of period	270,045	192,880	209,411	183,195
Cash and cash equivalents and Restricted cash at the end of period	$291,474	$190,785	$291,474	$190,785
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	266,422	188,810	205,900	179,361
Restricted cash at the beginning of period	3,623	4,070	3,511	3,834
Cash and cash equivalents and Restricted cash at the beginning of period	$270,045	$192,880	$209,411	$183,195
Cash and cash equivalents at the end of period	287,908	187,542	287,908	187,542
Restricted cash at the end of period	3,566	3,243	3,566	3,243
Cash and cash equivalents and Restricted cash at the end of period	$291,474	$190,785	$291,474	$190,785

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Gross profit	$74,849	$60,665	$212,350	$172,141
Stock-based compensation	64	67	213	184
Amortization of capitalized software development costs	5,643	4,627	16,797	13,022
Amortization of acquisition-related intangibles	552	829	2,209	2,486
Adjusted gross profit	$81,108	$66,188	$231,569	$187,833

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Gross profit	$74,849	$60,665	$212,350	$172,141
Plus: other cost of revenue	23,417	19,339	67,086	53,711
Contribution profit	$98,266	$80,004	$279,436	$225,852

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net income — GAAP	$17,744	$14,430	$46,264	$31,020
Interest income, net	(2,578)	(2,342)	(6,976)	(6,722)
Other income(1)	—	—	—	(213)
Provision for income taxes	4,858	5	12,508	6,644
Amortization of capitalized software development costs	8,334	7,097	24,950	20,147
Amortization of acquisition-related intangibles	1,770	2,020	6,037	6,061
Depreciation	163	204	504	619
EBITDA	$30,291	$21,414	$83,287	$57,556

Adjustments
Foreign exchange gain	(163)	(4)	(324)	(61)
Stock-based compensation	5,724	3,168	14,557	9,424
Adjusted EBITDA	$35,852	$24,578	$97,520	$66,919
Adjusted EBITDA margin	36.5%	30.7%	34.9%	29.6%

(1) Other income for the nine months ended September 30, 2024 includes a remeasurement adjustment relating to the purchase price of a prior acquisition.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Operating expenses — GAAP	$54,988	$48,577	$160,878	$141,474
Stock-based compensation	(5,660)	(3,101)	(14,344)	(9,240)
Amortization of acquisition-related intangibles	(1,218)	(1,192)	(3,828)	(3,576)
Non-GAAP operating expense	$48,110	$44,284	$142,706	$128,658

Non-GAAP Net Income & Non-GAAP EPS(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Income before taxes — GAAP	$22,602	$14,435	$58,772	$37,664
Provision for income taxes — GAAP	(4,858)	(5)	(12,508)	(6,644)
Net income — GAAP	17,744	14,430	46,264	31,020
Stock-based compensation	5,724	3,168	14,557	9,424
Amortization of acquisition-related intangibles	1,770	2,020	6,037	6,061
Non-GAAP net income before non-GAAP tax adjustments	25,238	19,618	66,858	46,505
Income tax effects on adjustments	(2,666)	(4,901)	(7,334)	(6,643)
Non-GAAP net income after non-GAAP tax adjustments	$22,572	$14,717	$59,524	$39,862

Weighted-average shares of common stock — diluted	129,249,477	127,614,115	129,053,404	127,254,611

Earnings per share — diluted (GAAP)	$0.14	$0.11	$0.36	$0.24
Earnings per share before tax adjustments — diluted (Non-GAAP)	$0.20	$0.15	$0.52	$0.37
Earnings per share after tax adjustments — diluted (Non-GAAP)	$0.17	$0.12	$0.46	$0.31

(1) Non-GAAP financial information for the periods shown reflects an assumed provision for income taxes based on our long-term projected tax rate of 25%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our long term projected tax rate on non-GAAP net income may differ from our GAAP tax rate and from our actual tax liabilities.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by operating activities	$35,076	$6,737	$116,996	$35,721
Purchases of property and equipment	(103)	(72)	(279)	(376)
Capitalized internal-use software development costs	(9,248)	(8,876)	(27,414)	(27,238)
Free cash flow	$25,725	$(2,211)	$89,303	$8,107